THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND ALL OTHER APPLICABLE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

$600,000.00

No. 04-2012

HII TECHNOLOGIES, INC.

 PROMISSORY NOTE

November 5, 2012

1. General.  For value received, and subject to the terms hereof, HII TECHNOLOGIES, INC, a Delaware corporation, and APACHE ENERGY SERVICES, LLC, a Nevada limited liability company dba AES WATER SOLUTIONS (collectively, "Payor"), hereby promise to pay to the order of RESERVE FINANCIAL CORP.,  a Texas corporation ("Payee"), the principal amount of SIX HUNDRED THOUSAND AND No/100 DOLLARS ($600,000.00).  Capitalized terms used and not otherwise defined herein shall have the terms set forth in the Agreement.

2. Term; Payments.  The Note shall be repaid in full with all accrued interest on or before March 30, 2013 (the “Maturity Date”).

3. Interest.  Interest shall accrue from the date hereof on any unpaid principal balance of this Note at the rate of ten percent (10%) per annum.  All interest will be paid on the Maturity Date.

4. Place of Payment.  Any and all amounts payable by Payor to Payee hereunder shall be made in immediately available funds and shall be paid at 13310 Hempstead Hwy, Houston, Texas 77040, or at such other address of which Payee shall give written notice to Payor.

5. Security Agreement.  This Note is secured by a certain Security Agreement (the "Security Agreement") of even date herewith granted by Payor in the Collateral (as defined therein).

6. Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default hereunder ("Event of Default"):

(a) Failure of Payor to pay the principal of or interest on this Note, when and as the same shall become due and payable and such failure continues unremedied for five (5) business days.

(b) The material default, breach or violation of Payor in the performance or observance of any of the other covenants, agreements, representations, warranties or conditions of Payor contained in this Note and such material default, breach or violation continues unremedied for a period of fifteen (15) days following written notice to Payor of the occurrence thereof.

(c) The occurrence of an Event of Default under the Security Agreement securing this Note.

(d) The admission in writing of Payor of its inability to pay its debts generally as they become due.

(e) Filing by Payor of a petition in bankruptcy or a petition to take advantage of any insolvency act.

(f) The making by Payor of an assignment for the benefit of its creditors.

(g) The consent by Payor to the appointment of a receiver of itself or of the whole or any substantial part of its property.

(h) Adjudication of Payor as bankrupt on a petition in bankruptcy filed against it which is not dissolved within sixty (60) days.

(i) Filing by Payor of a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof.

(j) Entry of an order, judgment or decree by a court of competent jurisdiction appointing, without the consent of Payor, a receiver of Payor or of the whole or any substantial part of its property, or approval of a petition filed against it seeking reorganization or arrangement of Payor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, if such order, judgment or decree is not vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

7. Remedies.  Upon the occurrence of an Event of Default hereunder, in addition to all other rights, remedies and powers of Payee under this Note or otherwise available at law or in equity, Payee may, at its option, without notice, declare the outstanding principal balance and interest immediately due and payable in full without further notice to or demand on Payor of any kind, including without limitation, presentment, demand or notice of demand, protest or notice of protest, notice of nonpayment or dishonor and all other notices or communications in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, all of which are hereby waived by Payor.  Payor also hereby waives all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

8. Notices.  All notices and other communications required or permitted under this Note shall be made in accordance with these provisions.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iii) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mail, in each case sent to the following addresses:

If to Payor:

HII Technologies, Inc.

710 N. Post Oak Road, Suite 400

Houston, Texas 77024

Attention:  Matthew C. Flemming

and

AES Water Solutions

710 N. Post Oak Road, Suite 400

Houston, Texas 77024

Attention:  Matthew C. Flemming

9. Interest Savings Clause.  If any interest payment due hereunder is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall instead be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

10. Amendments and Waivers.  This Note may be amended, modified or supplemented by the parties hereto, provided that any such amendment, modification or supplement shall be in writing and signed by both Payor and Payee. No waiver with respect to this Note shall be enforceable against Payee unless in writing and signed by Payee. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by Payee, and no course of dealing between the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

11. Successors and Assigns.  This Note shall be binding upon the parties and their respective successors and assigns. Payor shall not in any manner assign any of its rights or obligations under this Note without the express prior written consent of the holder of this Note.

12. Severability.  If any provision of this Note is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

13. Expense of Enforcement.  In the event Payee takes any action to enforce its rights hereunder or under the Security Agreement, Payor will reimburse Payee for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees.

14. Section Headings.  The section and subsections headings in this Note are for convenience of reference only, do not constitute a part of this Note, and shall not affect its interpretation.

15. Controlling Law.  This Note is made under, and shall be construed and enforced in accordance with, the laws of the State of Texas applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.  EACH OF THE PARTIES (A) IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF TEXAS, IN ANY AND ALL ACTIONS BETWEEN OR AMONG ANY OF THE PARTIES, WHETHER ARISING HEREUNDER OR OTHERWISE, AND (B) IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION.

16.

Execution by Co-makers.  If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Payor has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

PAYOR:

HII TECHNOLOGIES, INC., a Delaware corporation

By: /s/Matthew Flemming

Name: Matthew Flemming

Title:  CEO

APACHE ENERGY SERVICES, LLC, a Nevada limited liability company dba AES WATER SOLUTIONS

By: /s/Matthew Flemming

Name: Matthew Flemming

Title:  CEO

4